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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
SITEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SITEL CORPORATION
111 South Calvert Street, Suite 1900
Baltimore, Maryland 21202

March 31, 2003

Dear Stockholder:

        It is our pleasure to invite you to your Company's Annual Meeting of Stockholders in Omaha on May 2, 2003. In the following pages you will find information about the meeting and a Proxy Statement.

        If you cannot be with us in person, please be sure to vote your shares by proxy. To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the enclosed return envelope, or vote via the Internet or by telephone. Your prompt return of the proxy card or prompt vote via the Internet or by telephone will help the Company avoid additional solicitation costs. In person or by proxy, your vote is important.

Sincerely yours,

James F. Lynch Chairman of the Board

SITEL CORPORATION
111 South Calvert Street, Suite 1900
Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Friday, May 2, 2003

To the Stockholders of
SITEL Corporation

        The annual meeting of stockholders of SITEL Corporation will be held on Friday, May 2, 2003, at 9:30 a.m. Central Daylight Savings Time, at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska, for the following purposes:

  1.
  To elect two directors for a three-year term.

  2.
  To approve an amendment to the SITEL Corporation 1999 Stock Incentive Plan increasing the shares authorized for issuance.

  3.
  To ratify the selection of KPMG LLP as the Company's independent auditors for 2003.

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors of the Company has fixed the close of business on March 6, 2003 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting.

Teresa A. Beaufait Corporate Secretary
March 31, 2003

  PLEASE MARK, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR USE, OR VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

SITEL CORPORATION
111 South Calvert Street, Suite 1900
Baltimore, Maryland 21202

PROXY STATEMENT

Annual Meeting of Stockholders to be held May 2, 2003

        This Proxy Statement is furnished by SITEL Corporation, a Minnesota corporation ("SITEL" or the "Company") to holders of shares of its Common Stock, par value $.001 per share ("Common Stock"). The Board of Directors of the Company is soliciting proxies. The proxies will be used at the Annual Meeting of Stockholders of the Company to be held on May 2, 2003 at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska, commencing at 9:30 a.m., Central Daylight Savings Time, and at any adjournments or postponements of the meeting (the "meeting"). Holders of record of the Common Stock at the close of business on March 6, 2003 are entitled to vote at the meeting.

PROXIES

        The Company will bear all costs of this solicitation. Stockholders' proxies will be received and counted by or under the direction of the Company's Secretary.

        If the accompanying Proxy is properly signed and returned to the Company or if the Proxy is voted via the Internet or by telephone, and such Proxy is not revoked, the shares covered by the Proxy will be voted in accordance with the instructions in the Proxy (unless an irrevocable proxy is already on file with the Secretary of the Company for the same shares). Unless contrary instructions are given in the Proxy, the persons designated as proxies in the accompanying Proxy will vote for approval of the Resolutions set forth in this Proxy Statement at the meeting. The accompanying Proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a duly executed Proxy bearing a later date, filed with the Secretary of the Company prior to the meeting. If a stockholder who has given a Proxy is present at the meeting and wishes to vote in person, the stockholder may withdraw the Proxy at that time. Any irrevocable proxy on file with the Secretary of the Company which has been given by a stockholder whose stock is subject to a Voting Agreement in favor of James F. Lynch will control as to voting on matters covered by such irrevocable proxy and be used in place of any Proxy in the accompanying form which is returned for the same shares.

        This Proxy Statement and the accompanying Proxy are first being sent to the holders of Common Stock on or about March 31, 2003.

VOTING AT THE MEETING

        At the close of business on March 6, 2003, the Company had outstanding 74,363,431 shares of Common Stock. Each such share of Common Stock is entitled to one vote upon each matter to be voted upon at the meeting.

        A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. Shares represented by proxies that are marked "abstain" as to a matter will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be counted as shares present for purposes of determining the presence of a quorum, but will not be considered as shares entitled to vote at the meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

        The two nominees receiving the highest vote totals will be elected as directors at the meeting. This means abstentions and broker non-votes will not affect the outcome of the election of directors. All other matters will be decided by the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote. A broker non-vote will not be counted as an affirmative vote or a negative vote because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority.

COMMON STOCK OWNED BY
CERTAIN BENEFICIAL OWNERS AND BY EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth certain information as of March 6, 2003 with respect to the beneficial ownership of the Common Stock (i) by each person or group who, to the knowledge of the Company, was the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 5% of the Common Stock, (ii) by each of the Company's executive officers and directors, and (iii) by all executive officers and directors of the Company as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
State of Wisconsin Investment Board (2)	13,694,600	18.42%
James F. Lynch (3)(4)(5)	9,607,140	12.91%
Rohit M. Desai (5)(6)	5,622,671	7.56%
Private Equity Investors IV, L.P. (6)	5,555,671	7.47%
Ida Eggens Kruithof (2)	5,491,048	7.38%
George J. Kubat (5)(7)	245,980	*
Kelvin C. Berens (5)(8)	179,612	*
Mathias J. DeVito (5)(9)	134,561	*
Bill L. Fairfield (5)	119,780	*
James E. Stevenson (5)	98,500	*
Dale R. Schuster (5)	54,500	*
Dale W. Saville (5)	52,000	*
All executive officers and directors as a group (9 persons)	16,114,744	21.5%

*
Less than 1%

(1)
The address of the State of Wisconsin Investment Board, an institutional holder, is P.O. Box 7842, Madison, Wisconsin 53707. The address of Ida Eggens Kruithof is Villa del Sole A No. 1, 8, Avenue Saint Roman, MC 98000 Monaco. The address of Private Equity Investors IV, L.P., an institutional holder, is 540 Madison Avenue, New York, New York 10022.

(2)
Based on a Schedule 13G filing for the year ended December 31, 2002.

(3)
Includes 3,994,440 shares owned by other stockholders over which Mr. Lynch exercises voting control pursuant to a Voting Agreement. The Voting Agreement grants Mr. Lynch the right to vote all shares of Common Stock held by the stockholders signatory to the Voting Agreement in the manner directed by Mr. Lynch. Mr. Lynch acquires voting control over additional shares which are issued pursuant to the Company's 1995 stock option plans until such shares are sold by the holders thereof into the public market.

(4)
Includes 264,295 shares held by two 501(c)(3) organizations established by Mr. Lynch. Mr. Lynch has shared voting and/or investment power with respect to these shares but disclaims beneficial ownership.

(5)
Includes the following shares which may be acquired under stock options which are exercisable currently or within 60 days: Mr. Lynch—64,000; Mr. Desai—32,000; Mr. Kubat—117,600; Mr. Berens—117,600; Mr. DeVito—20,000; Mr. Fairfield—113,600; Mr. Stevenson—60,000; Mr. Schuster—52,000; and Mr. Saville—46,000. Upon exercise, voting control over shares issued pursuant to the Company's 1995 stock option plans will be held by Mr. Lynch pursuant to a Voting Agreement. This table does not include shares which may be acquired under options that are not exercisable currently and which would become exercisable within 60 days only if the average closing price of the Common Stock is $9.00 or more per share for a specified period during such 60 days.

(6)
Based on a Schedule 13G filing for the year ended December 31, 2001. Pursuant to Rule 13d-4 under the Exchange Act, Rohit M. Desai disclaims beneficial ownership of these shares owned by Private Equity Investors IV, L.P.

(7)
Includes 20,000 shares owned by a partnership for members of Mr. Kubat's immediate family. Mr. Kubat shares voting and/or investment power but disclaims beneficial ownership of these shares. Also includes 3,000 shares held by Mr. Kubat's spouse. Mr. Kubat disclaims beneficial ownership of these shares.

(8)
Includes 100 shares owned by Mr. Berens' spouse. Mr. Berens disclaims beneficial ownership of these shares. Also includes 61,912 shares held by the Kelvin C. Berens Trust dated September 23, 1991, a trust established for his immediate family members.

(9)
Includes 100,000 shares held by the DeVito Family Limited Partnership, a partnership established for Mr. DeVito's family members.

ITEM 1: BOARD OF DIRECTORS AND ELECTION

        The Company's Board of Directors is comprised of nine directorships divided into three classes whose terms expire in consecutive years. Each class of directors serves a three-year term. Classes I, II and III each have three directorships. Six directors are currently serving on the Board. There is a vacant directorship in each of Classes I, II and III. The Board expects to fill such vacancies at a later date, and to fill one or more of such vacancies by appointing a non-employee independent director.

        The terms of Class II directors Kelvin C. Berens and George J. Kubat expire at this meeting. The Board of Directors has nominated Kelvin C. Berens and George J. Kubat for re-election to the Board for terms expiring at the annual stockholders meeting in 2006.

        The principal occupation of each director for the last five years, other positions each has held, the date each was first elected a director of the Company, the date each director's term expires, and the age of each director are listed below.

        Class II directors whose current terms expire at this meeting and are nominees for re-election:

  KELVIN C. BERENS—Nominee—Omaha, Nebraska.

  Mr. Berens has been a director since July 1995 and previously served as a director from shortly after the Company's inception until April 1995. Since 1979, Mr. Berens has been the Managing Partner of Berens & Tate, P.C., a labor and employment law firm based in Omaha. Berens & Tate, P.C. provides legal services to the Company in the areas of labor and employment law. He is 51 years old.

  GEORGE J. KUBAT—Nominee—Omaha, Nebraska.

  Mr. Kubat has been a director since July 1995. Since 1992, Mr. Kubat has been the Chief Executive Officer and President of Phillips Manufacturing Co., a metal fabricating company based in Omaha. From 1969 to 1992, Mr. Kubat served in various positions with Coopers & Lybrand, most recently as Tax Partner In Charge of the Omaha, Nebraska office. He is 57 years old.

        Class III directors whose current terms expire at the 2004 annual stockholders meeting:

  JAMES F. LYNCH—Omaha, Nebraska.

  Mr. Lynch founded SITEL in 1985, has served as Chief Executive Officer since April 2001, and has served as Chairman and a director since the Company's inception. Mr. Lynch previously served as Chief Executive Officer from SITEL's inception to January 1997. He is 53 years old.

  MATHIAS J. DEVITO—Ruxton, Maryland.

  Mr. DeVito has been a director since June 2001. Since 1997, Mr. DeVito has been Chairman Emeritus of The Rouse Company, a real estate development firm. From 1984 to 1997, Mr. DeVito was Chairman of the Board of The Rouse Company, and he previously served as its Chief Executive Officer, among other positions. Prior to joining The Rouse Company in 1970, Mr. DeVito was a partner with the Piper & Marbury law firm from 1965-1970, Assistant Attorney General of the State of Maryland from 1963-1965, and an associate with Piper & Marbury from 1957-1963. Mr. DeVito is also a director of US Airways Group, Inc. He is 72 years old.

        Class I directors whose current terms expire at the 2005 annual stockholders meeting:

  BILL L. FAIRFIELD—Omaha, Nebraska.

  Mr. Fairfield has been a director since July 1995 and became Executive Vice President, Business Development in March 2002. Since January 2000, Mr. Fairfield has been the Chairman of DreamField Partners, Inc., a management services firm based in Omaha. Mr. Fairfield was the Chief Executive Officer and President of Inacom Corp., a marketer and distributor of information technology products and services, from its inception in 1982 to October 1999 and the Chairman of Inacom Corp. from September 1999 through January 2000. Mr. Fairfield is currently a director of The Buckle, Inc. He is 56 years old.

  ROHIT M. DESAI—New York, New York.

  Mr. Desai has been a director since April 2000. Since 1984, Mr. Desai has been the Chairman and President of Desai Capital Management Incorporated, an institutionally funded equity investment firm that provides capital for management buyouts, acquisitions, and growth investments. Prior to forming Desai Capital Management Incorporated in 1984, Mr. Desai spent 20 years with Morgan Guaranty Trust, an affiliate of J.P. Morgan, where he managed an equity linked investment fund. Mr. Desai is also a director of The Rouse Company, Independence Community Bank, Finlay Enterprises, Inc., and Triton PCS Holdings, Inc. He is 64 years old.

        Mr. Desai was appointed to the Board of Directors upon the closing of Private Equity Investors IV, L.P.'s ("PEI IV") purchase of 5,555,671 shares of outstanding Company Common Stock in 2000. PEI IV is an affiliate of Desai Capital Management Incorporated. The Company agreed to nominate an individual designated by PEI IV and approved by the Company and to solicit proxies for the election of such nominee to the Board so long as PEI IV beneficially owns, in the aggregate, at least 2,222,269 shares of the Company's Common Stock.

        On June 16, 2000, after Mr. Fairfield was no longer an officer of Inacom Corp., Inacom Corp. and its affiliates filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware.

        Proxies received by the Board of Directors will be voted "FOR" the election of the above nominees unless stockholders direct that their vote be withheld from one or more of such nominees. If any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority to vote the proxies for a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

DIRECTORS MEETINGS AND COMPENSATION

Board and Committee Meetings

        The Board of Directors meets on a regularly scheduled basis. During 2002, the Board met five times. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he served. The Board also acted by unanimous written consent between regularly scheduled and special meetings.

        The Audit Committee assists the Board in its oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company's independent auditors, and (4) the performance of the Company's internal audit function. The Audit Committee selects the independent auditors. The committee met five times during 2002. The Audit Committee members are George J. Kubat (Chairman), Rohit M. Desai, and Mathias J. DeVito. Kelvin C. Berens' term of service on the committee ended on May 3, 2002.

        The Compensation Committee carries out the Board's responsibilities concerning executive compensation. The committee reviews the Company's executive compensation policies and practices, determines executive officers' salaries and bonuses, and administers the Company's stock option plans (except for the Amended and Restated SITEL Corporation 1995 Non-Employee Directors Stock Option Plan which is administered by employee directors). The committee met nine times during 2002 and acted by unanimous written consent at other times. The Compensation Committee members are Rohit M. Desai (Chairman), George J. Kubat, and Mathias J. DeVito.

        The Nominating/Corporate Governance Committee assists the Board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness, and in developing and implementing the company's corporate governance guidelines. The committee was recently established and first met in 2003. The Nominating/Corporate Governance Committee members are Mathias J. DeVito (Chairman), Rohit M. Desai, and George J. Kubat.

Director Compensation

        Non-employee directors are compensated for their service on the Board. The compensation for non-employee directors was increased effective October 21, 2002. Non-employee directors receive an annual retainer of $30,000, a non-employee Chairman of the Board receives an additional $15,000 annual retainer, and the chairman of each of the three Board committees receives an additional $5,000 annual retainer. The annual retainers are payable quarterly beginning at the time of the annual stockholders meeting. Non-employee directors also receive $1,500 per regular or special meeting of the Board or committee attended. They are granted options to purchase 20,000 shares of Common Stock upon initial election to the Board, pursuant to the SITEL Corporation 1999 Stock Incentive Plan.    They are granted additional options to purchase 10,000 shares of Common Stock annually at the time of the annual stockholders meeting At least 50% (and up to 100% as elected by the director) of a non-employee director's annual retainer compensation is paid in Common Stock pursuant to the Incentive Plan. This Common Stock is restricted against transfer for six months after issuance. A non-employee director may elect to defer all or part of his compensation pursuant to the 2001 Nonemployee Director Compensation Plan. The deferred compensation is credited to the director's deferred compensation account in phantom stock units of Common Stock. The value of a director's deferred compensation account is payable in

Common Stock in a lump sum following the termination of the director's service on the Board or as designated in the director's deferral election.

        The Incentive Plan permits discretionary grants of additional options to the non-employee directors. No discretionary grants occurred in 2002.

Compensation Committee Interlocks and Insider Participation; Certain Transactions

        The Compensation Committee members are Rohit M. Desai (Chairman), George J. Kubat, and Mathias J. DeVito, all non-employee directors.

        Kelvin C. Berens is the Managing Partner and owner of more than 10% of the voting stock in the Berens & Tate, P.C. law firm. The Company engaged Berens & Tate to provide legal services in the areas of labor and employment law during 2002 and expects to continue to engage the firm for such services. The Company paid Berens & Tate $465,391 in fees during 2002.

        For the first three months of 2002, the Company had a consulting agreement with DreamField Partners, Inc., a company owned by Bill L. Fairfield, a director of the Company. The Company paid DreamField Partners, Inc. $94,559 in fees in 2002 pursuant to this agreement. The consulting agreement terminated when Mr. Fairfield became an executive officer of the Company in March 2002.

        On July 19, 2002, the Company advanced $287,582 to Dale W. Saville in order to purchase his Maryland home through the Company's outside relocation firm in connection with Mr. Saville's relocation to North Carolina. The proceeds were used in part to satisfy an outstanding mortgage loan against the property and the balance was paid to Mr. Saville. On August 7, 2002, the Company's advance was fully repaid (without interest) out of the proceeds from the sale of Mr. Saville's Maryland home.

        On June 7, 2002, the Company's outside relocation firm completed the sale of former executive officer Antoon Vanparys' Maryland home. The Company wrote off the $111,774 balance of the loan (inclusive of accrued interest at 5.42% per annum) which it had extended to Mr. Vanparys in connection with his 1999 relocation from Belgium to Maryland. This balance was the maximum amount outstanding under the loan during 2002. The loan had been secured by a lien on Mr. Vanparys's Maryland home. Under the terms of his 1999 relocation, Mr. Vanparys had the right to elect to transfer title to his Maryland home to the Company in satisfaction of the loan. In July 2002, the Company received net proceeds of approximately $30,000 from the sale of Mr. Vanparys's Maryland home.

Annual Compensation

        Summary Compensation Table.    The following table sets forth information regarding annual and long-term compensation for the chief executive officer and the other four most highly compensated executive officers of the Company in office as of December 31, 2002 (collectively, the "Named Executive Officers").

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)		Other Annual Compensation (2)		Stock Options (Number of Shares) (3)	All Other Compensation (4)
James F. Lynch Chairman and Chief Executive Officer	2002 2001 2000	$500,000 388,461 400,000	$	— — —	$	— — —	400,000 100,000 —	$70,909 936,929 1,092,596
Bill L. Fairfield (5) Executive Vice President	2002	310,769		—		—	200,000	—
Dale W. Saville (5) Executive Vice President	2002 2001 2000	230,000 230,000 35,385		40,000 — —		— 37,016 —	100,000 — 100,000	— — —
Dale R. Schuster Executive Vice President	2002 2001 2000	210,000 212,423 175,000		157,500 54,950 136,536		— — —	50,000 55,000 15,000	— — —
James E. Stevenson Executive Vice President And Chief Financial Officer	2002 2001 2000	200,000 186,539 130,000		50,000 25,000 30,000		— — —	100,000 70,000 —	— — —

(1)
Represents bonus payments paid after year-end to the Named Executive Officer for such year.

(2)
For Mr. Saville, represents relocation costs and associated taxes paid by the Company.

(3)
All of the options granted were for shares of Common Stock pursuant to the SITEL Corporation 1999 Stock Incentive Plan (the "Incentive Plan").

(4)
For Mr. Lynch, in 2002 represents $70,909 in split-dollar life insurance interest-free loans; in 2001 represents $866,020 in previously deferred compensation paid out in 2001 from the Company's Executive Wealth Accumulation Plan and $70,909 in split-dollar life insurance interest-free loans; and in 2000 represents $961,667 accrued pursuant to Mr. Lynch's employment agreement as a result of the termination of such employment effective December 31, 2000, which amount was paid to Mr. Lynch on March 16, 2001, $70,909 in split-dollar life insurance interest-free loans and $60,020 interest accrued on amounts accumulated by Mr. Lynch under the Executive Wealth Accumulation Plan.

(5)
Messrs. Fairfield and Saville joined the Company in March 2002 and October 2000, respectively.

Benefit Plans

        Stock Option Plan for Replacement of Existing Options ("Replacement Plan") and Stock Option Plan ("EEB Replacement Plan").    Under the Replacement Plan, options for 4,541,780 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 3,110,000 options outstanding at February 28, 1995. Under the EEB Replacement Plan, options for 7,381,720 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 12,655,000 units outstanding at February 28, 1995 under the Company's employee equity benefit plan ("EEB Plan"). With respect to both of these plans, the options were exercisable in five equal annual installments from January 1996 to May 2000 (or May 2001 in certain cases) and were vested as of the date of the grant. The Company recorded these options at the estimated fair value at date of grant ($2.91), with a corresponding charge to special compensation expense totaling $34.6 million. No further options may be granted under these two plans.

        1995 Employee Stock Option Plan ("Employee Plan").    The Employee Plan provided for the granting of various types of incentive awards (including incentive stock options, nonqualified options, stock appreciation rights, restricted shares, and performance shares or units) for the issuance of up to an aggregate of 9,800,000 shares of Common Stock to employees and independent consultants of the

Company and its subsidiaries. Vesting terms varied with each grant, and option terms could not exceed ten years. Option prices, set by the Compensation Committee of the Board of Directors, could not be less than the fair market value at date of grant for incentive stock options or less than par value for nonqualified stock options. The Employee Plan was replaced by the 1999 Stock Incentive Plan. No further options may be granted under the Employee Plan.

        1995 Non-Employee Directors Stock Option Plan ("Directors Plan").    The Directors Plan provided for automatic, formula grants of nonqualified options to each non-employee director of the Company. Each non-employee director was granted options to purchase 18,000 shares of Common Stock upon election or re-election to a three-year term on the Board of Directors. Options vested and became exercisable in three equal annual installments commencing one year after grant. The Board of Directors had the authority to grant additional options in their discretion. Vesting and exercise terms could vary with each discretionary grant. The option prices under all grants, whether formula or discretionary, could not be less than the fair market value of the Common Stock on the date of grant. The Directors Plan was replaced by the 1999 Stock Incentive Plan. No further options may be granted under the Directors Plan.

        1999 Stock Incentive Plan ("Incentive Plan").    The Incentive Plan provides for the granting of various types of incentive awards (including incentive stock options, nonqualified options, stock appreciation rights, performance units, restricted shares, stock bonuses, and other stock-based awards) for the issuance of up to an aggregate of 7,000,000 shares of Common Stock to employees and independent consultants of the Company and its subsidiaries and non-employee directors of the Company. Option terms may not exceed ten years. Option prices, set by the Compensation Committee of the Board of Directors in the case of employees and independent consultants, and the Board of Directors in the case of non-employee directors, may not be less than the fair market value at the date of grant for incentive stock options or less than par value for nonqualified stock options. At December 31, 2002, there were approximately 1.5 million shares available for issuance pursuant to future grants under the Incentive Plan.

        The Company's option plans are administered by the Compensation Committee of the Board of Directors, except the Directors Plan which is administered by the Board members who were not eligible to participate in that plan. The Company's option plans, other than the Incentive Plan, require optionees to enter into a ten-year Voting Agreement in favor of James F. Lynch and to comply with a right of first refusal granted to the Company. Under the Voting Agreement, each optionee agrees to vote all of the shares acquired upon exercise of options as directed by Mr. Lynch. Mr. Lynch is required to release shares covered by the Voting Agreement under certain circumstances. The right of first refusal requires optionees, before selling any shares underlying options, to provide the Company with written notice of the sale and the right to elect to purchase such shares, and it terminates as to shares sold into the public market.

        Executive Wealth Accumulation Plan ("Wealth Accumulation Plan").    The Wealth Accumulation Plan is administered by the Compensation Committee and permits executive employees selected by the Compensation Committee to elect voluntary salary reductions of up to 25% of base salary and 100% of incentive compensation. The Company may voluntarily match a portion of the compensation deferred by participants. Amounts deferred by participants are fully vested immediately and amounts contributed by the Company are subject to a vesting schedule beginning after five years of service with the Company until the earlier of 15 years of service with the Company or death, disability or retirement after age 65 (subject to accelerated vesting in the event of a change of control of the Company). Participants' accounts earn interest at a rate equal to the average of the composite yield on Moody's Seasoned Corporate Bond Yield Index as published by Moody's Investor's Services. Participants may also receive early distribution of their entire vested account in one lump sum payment after having participated in the plan for five years. The Company's obligations under the Wealth Accumulation Plan are unfunded and unsecured.

Option Grants and Holdings

        2002 Option Grants.    The following table summarizes the options which were granted during the year ended December 31, 2002 to the Named Executive Officers. No stock appreciation rights were granted during 2002.

OPTION GRANTS IN 2002

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
			Individual Grants
	Number of Shares Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year
				Exercise Price ($/Share)	Expiration Date
Name						5%($)	10%($)
James F. Lynch	400,000	(1)	15.27	2.765	03/14/2012	695,557	1,762,679
Bill L. Fairfield	200,000	(1)	7.63	2.765	03/14/2012	347,779	881,340
Dale W. Saville	100,000	(1)	3.82	2.765	03/14/2012	173,889	440,670
Dale R. Schuster	50,000	(2)	1.91	2.765	03/14/2012	86,945	220,335
James E. Stevenson	100,000	(1)	3.82	2.765	03/14/2012	173,889	440,670

(1)
These options were granted under the Incentive Plan. Thirty percent (30%) of these options become exercisable in five annual installments on each of March 14, 2003, 2004, 2005, 2006 and 2007. Seventy percent (70%) of these options become exercisable on March 14, 2009; however, such options are subject to earlier exercise if certain performance goals are met prior to that date. These options are subject to earlier exercise or termination and the other terms and provisions of the applicable option agreement and the Incentive Plan.

(2)
These options were granted under the Incentive Plan. These options become exercisable in five annual installments on each of March 14, 2003, 2004, 2005, 2006 and 2007. These options are subject to earlier exercise or termination and the other terms and provisions of the applicable option agreements and the Incentive Plan.

(3)
Potential realizable value is based on the assumption that the Common Stock price (using the average of the high and low sales prices of the Common Stock on the New York Stock Exchange as of the date of grant, which is the basis for the exercise price shown) appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, that a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date that the option is exercised (if the executive were to sell the shares on the date of exercise), so there is no assurance that the value, if any, realized will be at or near the potential realizable value as calculated in this table.

        2002 Option Exercises and Holdings.    The following table summarizes information for the Named Executive Officers regarding aggregate option exercises in the year ended December 31, 2002 and the year-end value of unexercised options to purchase the Company's Common Stock. No stock appreciation rights were exercised during 2002 or were outstanding at December 31, 2002.

AGGREGATED OPTION EXERCISES IN 2002 AND
YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Shares Underlying Unexercised Options at 12-31-02 (1) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12-31-02 (2) Exercisable/Unexercisable
James F. Lynch	—	—	20,000/480,000	$0/0
Bill L. Fairfield	—	—	88,200/226,800	0/0
Dale W. Saville	—	—	40,000/160,000	0/0
Dale R. Schuster	—	—	35,000/115,000	0/0
James E. Stevenson	—	—	40,000/180,000	0/0

(1)
All of the options relate to shares of Common Stock. All of the options were granted under the Incentive Plan. The number and value of "Unexercisable" stock options includes the number and the year-end value of options which have a price threshold for exercisability which is above the exercise price. The price threshold is an average closing price for the Common Stock of at least $9.00 over thirty consecutive trading days. These executives may begin exercising these options and potentially realize a portion of the value relating to these options once the price threshold is attained.

(2)
These values have been calculated by subtracting the per share option exercise price from the fair market value of the underlying Common Stock. For purposes of this table, such fair market value is deemed to be the closing price of the Common Stock on the New York Stock Exchange as of December 31, 2002, which was $1.20.

Equity Compensation Plans

        The following table summarizes information, as of March 6, 2003, relating to equity compensation plans of the Company pursuant to which options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

EQUITY COMPENSATION PLAN INFORMATION

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	8,847,280	(2)	$3.83	(3)	1,449,159	(4)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	8,847,280		$3.83		1,449,159

(1)
These plans are the Company's Replacement Plan, EEB Replacement Plan, Employee Plan, Directors Plan and Incentive Plan.

(2)
Includes a total of 41,999 shares underlying phantom stock units, payable on a one-for-one basis, credited to deferred compensation accounts as of December 31, 2002 under the 2001 Nonemployee Director Compensation Plan, which will be issued under the Incentive Plan upon termination of a director's service on the Board or as designated in the director's deferral election. As of December 31, 2002 a total of 55,377 shares have been issued under the Incentive Plan in payment of the stock portion of directors' annual retainers in accordance with the 2001 Nonemployee Director Compensation Plan.

(3)
Does not include the prices ranging from $0.95 to $3.325 at which the phantom stock units were credited to deferred compensation accounts through December 31, 2002 under the 2001 Nonemployee Director Compensation Plan.

(4)
If the amendment to the Incentive Plan is approved by the stockholders, 3,500,000 additional shares will be available for future issuance under the Incentive Plan.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for administering SITEL's executive compensation programs. The Compensation Committee is composed of three non-employee directors. The Compensation Committee regularly reviews the executive compensation policies and practices of the Company and establishes the salaries and bonuses of the executive officers. The Compensation Committee administers the stock option plans in which executive officers participate.

  Compensation Policies

        The Company's compensation policies are designed to attract and retain highly able and motivated individuals at all levels of the Company. In addition, the compensation policies are designed to be cost effective and to treat all employees fairly. The Company's overall approach to compensation emphasizes the following: competitive salaries, significant bonuses tied to Company, business unit and individual performance, and an opportunity to build exceptional long-term value through equity participation.

        In establishing total compensation amounts, the Compensation Committee considers historical and projected Company performance. The Compensation Committee also considers the range of compensation paid by other public companies in the outsource contact center industry (including those companies comprising the "Competitors Index" used in the Performance Graph section of this Proxy

Statement) and other relevant industries. This information forms the basis for the Compensation Committee's assessment of the Company's overall performance and prospects, which underpins the Compensation Committee's establishment of total compensation ranges. The Compensation Committee also occasionally engages compensation consultants to review and make recommendations to the Compensation Committee on executive compensation programs. The Compensation Committee makes a subjective determination based upon a collective consideration of the foregoing factors and information.

        The Compensation Committee's policy is to structure compensation awards for executive officers that will be deductible without limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, where doing so will further the purposes of the Company's executive compensation programs. The Compensation Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully deductible.

  Factors and Criteria of Executive Compensation

        Executive compensation consists primarily of (1) annual compensation and (2) long-term incentives.

  Annual Compensation

        Annual compensation consists of base salary and bonus. The Company seeks to have competitive base salaries. Any increases in an individual's base salary are determined primarily by individual performance and added responsibilities. Assessment of an individual's performance includes consideration of a person's impact on the Company's financial performance as well as their judgment, creativity, effectiveness in developing subordinates, and contributions to the improvement in the quality of the Company's services and operations.

        The 2002 bonus plan for executive officers provided for targeted bonuses equal to up to 200% of base salary for Mr. Lynch and up to 100% of base salary for Messrs. Fairfield, Saville and Stevenson based on achievement of predetermined earnings per share (EPS) targets. Bonuses under the plan were calculated and payable annually after the end of the fiscal year. The 2002 bonus plan criteria were not met. However, the Compensation Committee authorized discretionary bonuses to Messrs. Saville and Stevenson, who received $40,000 and $50,000, respectively. Mr. Schuster, as Executive Vice President for Global Sales, was not covered by the bonus plan for executive officers but was instead covered by a separate bonus plan for his business unit. That separate plan provided for a targeted bonus equal to up to 100% of his base salary for 2002 based on his business unit's achievement of certain financial objectives for 2002. Mr. Schuster was paid a bonus for 2002 of $157,500 pursuant to such separate plan.

        The 2002 bonus plan for business unit executives provided a bonus potential expressed as a percentage of the executive's base salary and based on achievement of objectives generally tied to company, business unit and personal performance. Bonuses under the plan were calculated and payable annually after the end of the fiscal year.

  Long-Term Incentives

        Stock options are a form of long-term incentive used for executive officers and other employees. This incentive emphasizes the long-term focus necessary for the Company's continued success. Stock options also promote success by aligning employee financial interests with long-term stockholder value. Stock options have traditionally been granted broadly and deeply within the Company. During 2002 options for 2,628,932 shares were granted to 157 employees worldwide. As of December 31, 2002, more than 1,000 SITEL employees worldwide owned common stock or options to acquire common stock.

        Under an option program in effect since May 1999, one-time option awards are generally granted on a semi-annual basis to employees hired or promoted to the five highest levels of job responsibilities within the Company during the year and performance option awards are generally granted annually following year-end, on a discretionary basis, to the top-performing employees at these levels.

  Chief Executive Officer Compensation

        Mr. Lynch's 2002 compensation consisted principally of his base salary of $500,000. Mr. Lynch's bonus potential for 2002 was tied to the Company's achievement of predetermined EPS targets; because these EPS targets were not met, Mr. Lynch did not receive a bonus for 2002.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF SITEL CORPORATION
Rohit M. Desai Mathias J. DeVito George J. Kubat

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee is composed of three non-employee directors. The Board of Directors has determined that none of the members of the Audit Committee has a relationship with the Company that may interfere with his independence from the Company and its management.

        As described in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

  •
  the Audit Committee monitors the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft financial statements and key accounting and reporting matters;

  •
  the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including their selection, evaluation, and replacement; approving all audit engagement fees and terms, as well as pre-approving any non-audit services to be provided; and determining whether the outside auditors are independent; and

  •
  the Audit Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing function.

        The Audit Committee has implemented procedures to assure that it performs each of its responsibilities under the charter. During the fiscal year ended December 31, 2002, and thereafter through the completion of the audit of the Company's financial statements for such fiscal year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company's independent auditors.

        The Audit Committee reviewed and discussed both with management of the Company and with KPMG LLP, the Company's independent auditors, the Company's audited financial statements for the fiscal year ended December 31, 2002.

        The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG LLP its independence.

        Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this proxy statement, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2002, be included in the Company's Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SITEL CORPORATION
George J. Kubat Rohit M. Desai Mathias J. DeVito

Performance Graph

        The following line graph compares the yearly percentage changes in the cumulative stockholder return on the Common Stock for the period since December 31, 1996 with the cumulative total return of a "Competitors Index" (computed by the Company) and with the Standard and Poors 500 Index through the year ended December 31, 2002. The comparison assumes $100 was invested on December 31, 1997 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

        Four outsource contact center companies with market capitalizations similar to the Company's were used to compute the "Competitors Index". Their period end stock prices and respective market capitalization values were used to appropriately weight their stock prices. The companies included in the "Competitors Index" are APAC Customer Services, Inc., West Corporation, Sykes Enterprises, Incorporated, and TeleTech Holdings, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, are required to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Copies of such reports must also be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2002 its officers and directors and greater than 10% beneficial owners complied with such filing requirements, except as follows: Elizabeth K. Sidell, Dale W. Saville and James E. Stevenson each filed a report as to one transaction after the due date.

ITEM 2: APPROVE AN AMENDMENT TO THE SITEL CORPORATION
1999 STOCK INCENTIVE PLAN

        In 1999, the Company's Board of Directors adopted, and the Company's stockholders approved, the SITEL Corporation 1999 Stock Incentive Plan. As of December 31, 2002, a total of 5,453,465 options were outstanding under the Incentive Plan.

        The Board of Directors of SITEL has adopted an amendment to the Incentive Plan, subject to stockholder approval. The amendment to the Incentive Plan provides for issuance of a total of up to 10,500,000 shares of Common Stock, an increase of 3,500,000 shares.

        The following summary describes the material terms of the Incentive Plan. This summary is not complete and is subject to the full terms of the Incentive Plan.

        Purpose.    The Incentive Plan seeks to promote the long-term financial success of the Company and its subsidiaries, and thereby increase stockholder value, by providing stock-based incentives to employees, consultants, and non-employee directors who contribute, or are likely to contribute, significantly to such success.

        Administration.    The Incentive Plan is administered by the Compensation Committee.

        Authority to Grant Awards.    The Compensation Committee selects the employees and independent consultants of the Company and its subsidiaries (collectively "Employees") who will participate in the Incentive Plan and grants awards to Employees. The Compensation Committee may grant awards under the Incentive Plan to any Employee that it determines has contributed, or is likely to contribute, significantly to the success of the Company and its subsidiaries. The Compensation Committee may delegate to any officer or officers of the Company the Compensation Committee's powers under the Incentive Plan, including the authority to select Employees and grant awards, except that only the Compensation Committee may select and grant awards to Employees who are subject to Section 16 of the Securities and Exchange Act. The Board of Directors selects the non-employee directors ("Directors") who will participate in the Incentive Plan and grants awards to Directors.

        Permitted Awards.    The Incentive Plan permits the grant of various types of incentive awards, in any combination ("Awards") including:

  •
  Stock Options

  •
  Stock Appreciation Rights

  •
  Performance Unit Awards

  •
  Restricted Stock Awards

  •
  Stock Bonus Awards

  •
  Other Stock-Based Awards

        The aggregate number of shares of Common Stock which may be issued or utilized in respect of Awards granted under the Incentive Plan would be 10,500,000 after the amendment. The aggregate number of shares of Common Stock which may be issued or utilized in respect of Awards granted under the Incentive Plan in any calendar year to any individual is 1,000,000. The above numbers are subject to adjustment for certain events resulting in an increase or decrease in the number of issued shares of Common Stock. The aggregate market value of the Common Stock underlying the Awards permitted by the Incentive Plan would be $11,655,000 after the amendment, based upon the $1.11 closing price of the Common Stock on the New York Stock Exchange on March 6, 2003.

                Stock Options.    Stock Options may be intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options") or may be non-qualified stock options which do not qualify as Incentive Options ("Non-Qualified Options"). Incentive Options may not be granted at exercise prices less than the fair market value of the Common Stock on the date of grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value). Non-Qualified Options may not be granted at exercise prices below the par value of the shares of Common Stock (or less than fair market value for Employees who at the time of grant are a "covered employee" within the meaning of Section 162(m) of the Code). The Incentive Plan is not qualified under Section 401 of the Code. The tax consequences of the issuance and exercise of Options granted under the Incentive Plan depend upon whether they are Incentive Options or Non-Qualified Options. The tax treatment of Incentive Options is governed by Sections 421 and 422 of the Code while the tax treatment of Non-Qualified Options is governed by Section 83 of the Code. Generally, holders of Incentive Options are subject to tax, at capital gains rates at the time they dispose of the stock acquired upon exercise of the Incentive Option, subject to certain required minimum holding periods. If the stock has not been held for the requisite minimum holding period, the income realized will be taxed at ordinary income rates at the time of the disqualifying disposition and the Company receives a corresponding income tax deduction. Generally, holders of Non-Qualified Options are subject to tax, at ordinary income rates, at the time of exercise of the Option and the Company receives a corresponding income tax deduction and future appreciation after the exercise date is subject to capital gains treatment.

                Stock Appreciation Rights.    Stock Appreciation Rights allow a participant to receive all or any portion of the future appreciation in the fair market value of one share of Common Stock on the date of exercise over the exercise price of such Stock Appreciation Right. Stock Appreciation Rights are granted at exercise prices as determined by the Compensation Committee or the Board, as applicable. The Company may settle the Stock Appreciation Right in the form of cash (either in a lump sum payment or in installments), whole shares of Common Stock or a combination thereof, as the participant's award agreement prescribes.

                Performance Unit Awards.    Performance Unit Awards grant the right to receive future payments based upon and subject to the achievement of pre-established performance targets. Performance Unit Awards may be granted without payment by the participant of any consideration and vest upon achievement of the applicable objectives within the applicable performance period. Following the end of the applicable performance period, the Company may settle vested Performance Units in the form of cash (either in a lump sum payment or in installments), whole shares of Common Stock or a combination thereof, as the participant's award agreement prescribes. The maximum compensation that may be paid to any individual for any calendar year in respect of a Performance Unit Award is $500,000.

                Restricted Stock Awards.    A Restricted Stock Award is an award of Common Stock which is restricted against transfer, subject to a substantial risk of forfeiture, and other terms and conditions as determined by the Compensation Committee or the Board, as applicable. Restricted Stock may be vested or may be non-vested until specific conditions specified in the participant's award agreement are met.

Restricted Stock may be issued to a participant with or without payment by the participant of any consideration, unless required to pay a minimum price such as par value.

                Stock Bonus Awards.    Stock Bonus Awards are awards of shares of Common Stock or an amount of money which is determined by reference to the fair market value of shares of Common Stock, or a combination thereof. Stock Bonus Awards to participants who are "covered employees" within the meaning of Section 162(m) of the Code must satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m).

                Other Stock-Based Awards.    Other Stock-Based Awards are awards of shares of Common Stock or an award that is valued by reference to or based on Common Stock, including without limitation awards of convertible preferred stock, convertible debentures, exchangeable securities and options. The Compensation Committee or the Board, as applicable, may establish performance goals, restricted periods, conversion prices, maturities, and security, if any, for an Other Stock-Based Award. Other Stock-Based Awards may be sold at face value or at a discount from face value, or awarded for no consideration or such minimum consideration as may be required by applicable law.

        Award Agreements.    Each participant's award agreement will specify the term of the Award and the events upon which the Award shall expire earlier than the stated term. Award agreements may also contain, among other things, restrictions on exercise or settlement of awards or on the vesting or transfer of shares of Common Stock to which an award relates.

        Non-Assignability.    Awards under the Incentive Plan are exercisable only by the participant or the participant's guardian or legal representative during the participant's lifetime. They are not assignable or transferable by the participant except upon death by will or laws of descent and distribution, or as may be permitted by the Compensation Committee in specific cases pursuant to a qualified domestic relations order, or by such other means as the Compensation Committee may approve in specific cases with respect to holders whose transactions in the Common Stock are not subject to Section 16(b) of the Securities and Exchange Act.

        Terms of Payment.    The Compensation Committee determines the time, form and manner of any payment by a participant with respect to shares of Common Stock which are the subject of an Award. The Compensation Committee in its discretion may allow a participant to pay the exercise price by exchanging shares of Common Stock previously acquired by the participant within the preceding six months, and may grant new Stock Options to a participant who exercises a Stock Option with previously acquired shares of Common Stock.

        Adjustments.    The Compensation Committee may make any adjustments it deems appropriate to prevent dilution or enlargement of the participants' rights in connection with any increase or decrease in the number of issued shares of Common Stock resulting from the payment of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or other similar event.

        Dissolution and Change of Control.    Unless otherwise provided in the particular award agreement, upon the:

  •
  dissolution or liquidation of the Company,

  •
  merger or consolidation of the Company with another entity pursuant to which the Company is not the surviving entity,

  •
  sale or lease of all or substantially all the business assets of the Company, or

  •
  the sale of more than 80% of the outstanding Common Stock in a single transaction or series of related transactions involving the same acquiring entity or person,

unless (a) the surviving or acquiring entity or an entity affiliated with the dissolving or liquidating Company assumes the outstanding Awards (which assumption may take the form of replacement of the outstanding Awards with substantially equivalent Awards from the surviving or acquiring or affiliated entity, and with the determination as to whether the outstanding Awards have been assumed and whether the assumption involved "substantially equivalent" Awards being determined by the Compensation Committee within its complete discretion) then (b) each Award shall expire as of the effective date of such transaction, provided that the Compensation Committee shall give at least fifteen (15) days prior written notice of such event to any participant who shall then have the right to exercise the exercisable portion of his or her Awards (in the manner provided in the Award Agreement) prior to the effective date of such transaction. The Compensation Committee, in its discretion, may accelerate the exercisability of any Award, provide for the purchase of the Award, adjust the terms of the Award to reflect the dissolution or change in control, cause the Award to be assumed or new rights substituted therefor by another entity, or make such other provision as the Compensation Committee determines advisable.

        Term and Termination of Plan.    Awards may be granted pursuant to the Incentive Plan through December 31, 2009. All awards which are outstanding on such date remain in effect until they are exercised or expire by their terms. The Board is authorized to extend the Incentive Plan for an additional term at any time; however, no Incentive Stock Options may be granted under the Incentive Plan during an extended term unless, if stockholder approval is then required by the Code or applicable regulations, the extension is approved by the stockholders of the Company within one year of such extension. The Board may amend or terminate the Incentive Plan at any time, subject to stockholder approval if then required by the Code or applicable regulations with respect to amendments that would (i) increase the aggregate number of shares of Common Stock issuable as Incentive Stock Options under the Incentive Plan, or (ii) change the designation of the class of persons eligible to receive Incentive Stock Options. Options outstanding under the Incentive Plan may not be repriced to a lower exercise price at any time during the term of such Stock Option, without the prior affirmative vote of a majority of the shares of Common Stock present at a stockholders meeting in person or by proxy and entitled to vote thereon, and amendment or repeal of this provision requires the affirmative vote of a majority of the shares of Common Stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.

        New Plan Benefits—2003.    The following chart presents the benefits or amounts that will be received by or allocated to each of the following groups for the calendar year 2003 under the Incentive Plan, to the extent that these benefits or amounts are determinable.

SITEL CORPORATION 1999 STOCK INCENTIVE PLAN

Name and Principal Position	Dollar Value		Number Of Shares or Phantom Stock Units
James F. Lynch Chairman and Chief Executive Officer	N/A		N/A
Bill L. Fairfield Executive Vice President	N/A		N/A
Dale W. Saville Executive Vice President	N/A		N/A
Dale R. Schuster Executive Vice President	N/A		N/A
James E. Stevenson Executive Vice President and Chief Financial Officer	N/A		N/A
Executive Officers as a Group	N/A		N/A
Non-Executive Director Group (4 persons)	108,500	(1)	(2)
Non-Executive Officer Employee Group	N/A		N/A

(1)
Based on current elections for 2003 by the non-employee directors with respect to the stock portion (which must be at least 50% and up to 100%) of their annual retainer. Of this amount, an aggregate of $73,500 will be converted into and paid in shares, based upon future stock prices, in quarterly installments and $35,000 will be converted into units in quarterly installments and ultimately paid in shares after the end of the director's service on the board. The amount does not include meeting fees and dividend equivalents (if any), which are indeterminable at this time. Amounts received or allocated for 2003 and thereafter will also depend on, among other things, the variables referred to in (2) below.

(2)
For 2003 and thereafter, the number of shares to be issued with respect to the stock portion of non-employee directors' annual retainers, the number of phantom stock units to be credited to electing non-employee directors' deferred compensation accounts, and the number of shares underlying such units to be issued, will depend on future variables such as stock prices. The number of such shares or phantom stock units to be issued or credited will also be affected from time to time by any increases in director compensation, any changes in the portion of director compensation payable in cash or shares, changes in director elections under the 2001 Nonemployee Director Compensation Plan, whether the director serves as Chairman of any committees, and, if the director elects to defer his meeting fee compensation, the number of Board and committee meetings attended.

        The Board of Directors of the Company intends to submit the following Resolution to the stockholders of the Company at the meeting:

        RESOLVED, that the stockholders of the Company hereby approve the amendment to the SITEL Corporation 1999 Stock Incentive Plan which is set forth in Appendix A to the Proxy Statement for the 2003 Annual Meeting.

        The Board recommends a vote FOR the resolution approving the amendment to the SITEL Corporation 1999 Stock Incentive Plan. Proxies received by the Board of Directors of the Company will be voted for such Resolution unless stockholders specify a contrary choice in their proxies. Approval of such Resolution will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, present in person or by proxy at the meeting.

ITEM 3: RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has appointed the firm of KPMG LLP to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2003. The same firm conducted the examination for fiscal year 2002.

Fiscal 2002 Audit Firm Fee Summary

    During 2002, the company retained its independent auditors KPMG LLP to provide services in the following categories and amounts:

Audit Fees	$575,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees	$446,000

    The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

        The stockholders are asked to approve the Audit Committee's appointment of KPMG LLP for the fiscal year ending December 31, 2003. A representative of KPMG LLP is expected to be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        The Board recommends a vote FOR the proposal ratifying the appointment of KPMG LLP.

2004 STOCKHOLDER PROPOSALS

        The date by which stockholder proposals must be received by the Company for inclusion in the proxy materials relating to the 2004 Annual Meeting of Stockholders is November 30, 2003.

        The Company's bylaws set forth certain procedures which a stockholder must follow in order to nominate a director or present any other business at an annual stockholders meeting. Generally, a stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company not less than 120 days prior to one year after the date of the previous year's annual meeting. Any stockholder may obtain a copy of this provision of the bylaws upon request to the Secretary of the Company.

OTHER MATTERS

        Neither the Board of Directors nor management intends to bring any matter for action at the meeting other than those matters described above. If other matters or proposals should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

APPENDIX A

AMENDMENT NO. 3
TO THE
SITEL CORPORATION 1999 STOCK INCENTIVE PLAN

As adopted by the Board of Directors on February 4, 2003

        The Board hereby amends the SITEL Corporation 1999 Stock Incentive Plan (the "Plan") as follows:

        Section 4(a) is amended to state in its entirety as follows:

        (a)    Shares Subject to the Plan.    The aggregate number of shares of Common Stock which may be issued or utilized in respect of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Unit Awards, (iv) Restricted Stock Awards, (v) Stock Bonus Awards, (vi) Other Stock-Based Awards, or (vii) any combination of the foregoing, granted under the Plan shall not exceed Ten Million Five Hundred Thousand (10,500,000) shares, subject to adjustment under Section 13(a). The aggregate number of shares of Common Stock which may be issued or utilized in respect of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Unit Awards, (iv) Restricted Stock Awards, (v) Stock Bonus Awards, (vi) Other Stock-Based Awards, or (vii) any combination of the foregoing, granted under the Plan in any calendar year to any individual may not exceed one million (1,000,000) shares, subject to adjustment under Section 13(a). The foregoing shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof.

P R O X Y

DETACH HERE

PROXY

SITEL CORPORATION

THIS PROXY IS SOLICITED BY YOUR BOARD OF DIRECTORS
FOR THE MAY 2, 2003 ANNUAL STOCKHOLDERS MEETING

The undersigned hereby appoints James F. Lynch and Bill L. Fairfield, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as directed and permitted herein, at the annual meeting of stockholders of the Company to be held at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska, on May 2, 2003 at 9:30 a.m. Central Daylight Savings Time, and at any postponements or adjournments thereof, upon the matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION BELOW. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. IF YOU ARE FOR ITEMS 1, 2 AND 3 YOU NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENVELOPE PROVIDED.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SITEL CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8088
EDISON, NJ 08818-8088

Dear Stockholder:

SITEL Corporation encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or telephone. This eliminates the need to return the proxy card.

        To vote your shares electronically, you must use the control number printed in the box below. The series of numbers that appear in the box below must be used to access the system.

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet	OR		Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/sww.		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recomments a vote "FOR" items 1, 2 and 3.

1.	Election of Directors. Nominees: (01) Kelvin C. Berens and (02) George J. Kubat.	2.	Approve an amendment to the 1999 Stock Incentive Plan increasing the shares authorized for issuance by 3,500,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR WITHHELD ☐ ☐	3.	Ratify the appointment of KPMG LLP as independent accountants for 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	☐ For all nominee(s) except as written above
			Mark box at right if you plan to attend the Annual Meeting.			☐
			Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐
			Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date:	Signature:	Date:

QuickLinks

PROXY STATEMENT Annual Meeting of Stockholders to be held May 2, 2003
PROXIES
VOTING AT THE MEETING
COMMON STOCK OWNED BY CERTAIN BENEFICIAL OWNERS AND BY EXECUTIVE OFFICERS AND DIRECTORS
ITEM 1: BOARD OF DIRECTORS AND ELECTION
DIRECTORS MEETINGS AND COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
ITEM 2: APPROVE AN AMENDMENT TO THE SITEL CORPORATION 1999 STOCK INCENTIVE PLAN
SITEL CORPORATION 1999 STOCK INCENTIVE PLAN
ITEM 3: RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
2004 STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A